ITEM 77c - SHAREHOLDER MEETING RESULTS

Shareholder Meeting Results

A Special Meeting of Shareholders of Federated High Yield Trust was held on March 23, 1999. On January 22, 1999, the record date for shareholders voting at the meeting, there were 122,495,959 total outstanding shares. The following items were considered by shareholders and the results of their voting were as follows:

				 	Abstentions and		Withheld Authority
Agenda Item	For	Against		Broker Non-Votes		to Vote

1.  Election of Trustees *:

Thomas G. Bigley
	     72,506,280						1,447,275

John T. Conroy,Jr.
	     72,524,978						1,428,577

Nicholas P. Constantakis
	      72,531,889					1,421,666

John F. Cunningham
	     72,573,447						1,380,108

J. Christopher Donahue
	     72,544,025						1,409,530

Peter E. Madden
	      72,577,719					1,375,836

Charles F. Mansfield, Jr.
	      72,585,426					1,368,129

John E. Murray, Jr., J.D., S.J.D.
	     72,570,414						1,383,141

John S. Walsh
	     72,589,246						1,364,309


2. To ratify the selection of Ernst & Young LLP as the fund's independent auditors:

	     72,691,505	   352,516    	909,534

3.  To make changes to the fund's fundamental investment policies:

(a) To approve a revision in the fund's fundamental investment policy regarding borrowing to permit the purchase of securities while borrowings are outstanding:

 	     54,121,973	   3,436,808	16,394,774

(b) To approve making non-fundamental the fund's fundamental investment policy regarding investing in lower-rated fixed income securities:

 	       54,312,593	   3,441,735	16,199,227



4. To eliminate the fund's fundamental investment policy on investing in oil, gas, and minerals:

       54,950,647	   2,897,954	16,104,954

5.  To approve amendments and restatements of the fund's
 Declaration of Trust:

(a) To require the approval by a majority of outstanding voting shares in the event of the sale or conveyance of the assets of the fund to another trust or corporation:

      56,375,718	    1,870,608	15,707,229

(b) To permit the Board of Trustees to liquidate assets of the fund without shareholder approval:

	       50,175,667	     7,677,882	16,100,006



*The following Trustees continued their terms as
 Trustees: John F. Donahue, Lawrence D. Ellis, M.D.
 and Marjorie P. Smuts.